GUARANTY OF RECOURSE OBLIGATIONS
THIS GUARANTY OF RECOURSE OBLIGATIONS (this “Guaranty”), dated as of June 17, 2021, is made by STRATUS PROPERTIES INC., a Delaware corporation (whether one or more collectively referred to as “Guarantor”), for the benefit of REGIONS BANK, an Alabama state banking corporation (together with its successors and assigns, “Lender”).
RECITALS
A.    COLLEGE STATION 1892 PROPERTIES, L.L.C., a Texas limited liability company (“Borrower”), has become indebted, and may from time to time be further indebted, to Lender with respect to a loan (the “Loan”) pursuant to that certain Loan Agreement, dated as of the date hereof (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement.
B.    Lender is not willing to make the Loan to Borrower unless Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Obligations (as hereinafter defined).
NOW, THEREFORE, as an inducement to Lender to make the Loan to Borrower, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:
ARTICLE I - NATURE AND SCOPE OF GUARANTY

Section 1.1Guaranty of Obligations. Guarantor hereby irrevocably and unconditionally guarantees to Lender the payment and performance of the Guaranteed Obligations in accordance herewith, as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor. Each Person constituting Guarantor hereunder shall have joint and several liability for the Guaranteed Obligations.
Section 1.2Definition of Guaranteed Obligations.
(a)As used herein, the term “Guaranteed Obligations” means, collectively, all obligations and liabilities of Borrower pursuant to Section 10.1(a) items (i)-(xv) and Section 10.1(b) of the Loan Agreement.
(b)Notwithstanding anything to the contrary in this Guaranty or in any of the other Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents.

(c)The term “Guaranteed Obligations” as used herein shall not include any obligation arising under any “swap” (as such term is defined in the Commodity Exchange Act, as in effect from time to time, and the official rules and regulations promulgated thereunder (collectively, the “CEA”)) to the extent that the guarantee of such swap obligation by the Guarantor would be impermissible or illegal under the CEA.
Section 1.3Nature of Guaranty. Subject to the terms hereof, this Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance of the Guaranteed Obligations as and when due and payable in accordance with the Loan Documents and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after (if Guarantor is a natural person) Guarantor’s death (in which event this Guaranty shall be binding upon Guarantor’s estate, legal representatives and heirs).
Section 1.4Payment by Guarantor. Guarantor shall, within ten (10) days of written demand by Lender (including reasonable detail regarding the claimed Guaranteed Obligations for which payment is sought, the basis therefor and amounts in question and those required for payment), pay the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein or as otherwise instructed by Lender. Such demand(s) may be made at any time coincident with or after the time for payment of all or any part of the Guaranteed Obligations with respect to the same or different Guaranteed Obligations.
Section 1.5No Duty to Pursue Others. Lender shall not be required (and Guarantor hereby waives any rights to require Lender), in order to enforce the obligations of Guarantor hereunder, first (i) to institute suit or otherwise exhaust its remedies against Borrower or any other Persons liable on the Loan or the Guaranteed Obligations, or against any other Person, (ii) to enforce Lender’s rights against any collateral given to secure the Loan, (iii) to enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, (iv) to join Borrower or any other Persons liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (v) to exhaust any available remedies against any collateral given to secure the Loan, or (vi) to resort to any other means of obtaining payment of the Guaranteed Obligations.
Section 1.6Waivers. Guarantor agrees to the provisions of the Loan Documents and hereby waives notice of (i) any loans or advances made by Lender to Borrower with respect to the Loan, (ii) acceptance of this Guaranty, (iii) any amendment, modification, replacement or extension of any Loan Document, (iv) the execution and delivery by Borrower and/or Lender of any other agreements, promissory notes or other documents arising under the Loan Documents or in connection with the Property, (v) any Event of Default, (vi) Lender’s transfer, participation, componentization or other disposition of the Debt or the Guaranteed Obligations, or any part thereof, (vii) sale or foreclosure (or posting or advertising therefor) of any collateral for the Guaranteed Obligations, (viii) protest, presentment, intention to accelerate the maturity, acceleration of the maturity, or proof of non-payment or default by Borrower, or (ix) except to the extent expressly required by the terms hereof, any other action taken or omitted by Lender and any and all demands and notices of every kind in connection with this Guaranty, the Loan Documents, and any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and any other obligations hereby guaranteed.
Section 1.7Payment of Expenses. If Guarantor fails to timely perform any provisions of this Guaranty within applicable time periods hereunder, Guarantor shall, within ten (10) days of written demand by Lender, pay Lender any and all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees and expenses) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder. The covenant contained in this Section 1.7 shall survive the payment and performance of the Guaranteed Obligations.
Section 1.8Effect of Bankruptcy. If pursuant to any Bankruptcy Action concerning Borrower or Guarantor, Lender must rescind, restore or return any payment or any part thereof received by Lender in satisfaction (in full or in part) of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect. Guarantor acknowledges that Guarantor’s obligations hereunder shall not be discharged except by Borrower’s payment and performance of the Guaranteed Obligations or Guarantor’s payment and performance of same and then only to the extent of such payment and performance. In addition, if at any time any payment of principal, interest or any other amount payable by Borrower under any Loan Document, is rescinded or must be restored or returned pursuant to a Bankruptcy Action concerning Borrower or otherwise, Guarantor’s obligations hereunder with respect to such payment shall be fully reinstated as though such payment has been due but not made.
Section 1.9Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise until the Debt is indefeasibly paid in full. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of Borrower by virtue of any payment, court order or any applicable Legal Requirements.
Section 1.10Borrower. The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, assignment, devise, gift or bequest of or by Borrower or any interest in Borrower or the Loan.
Section 1.11Other Guaranties. This Guaranty is separate, distinct and in addition to any liability and/or obligations that Borrower or Guarantor may have under any other guaranty or indemnity executed by Borrower or Guarantor in connection with the Loan, and no other agreement, guaranty or indemnity executed in connection with the Loan shall act to reduce or set off any of Guarantor’s liability hereunder.
ARTICLE II- EVENTS AND CIRCUMSTANCES NOT
REDUCING OR DISCHARGING GUARANTOR’S OBLIGATIONS
Section 2.1 Events and Circumstances Not Reducing or Discharging Guarantor’s Obligations. Guarantor hereby consents and agrees to each of the following, except to the extent expressly required by the terms hereof, and agrees that Guarantor’s obligations hereunder shall not be released, diminished, impaired, reduced or adversely affected in any way by any of the following, and, to the extent permitted under applicable Legal Requirements, waives any common law, equitable, statutory or other rights (including, without limitation, rights to notice) which Guarantor might have in connection with any of the following:
(a)Modifications, Releases, Etc. Any (i) renewal, extension, increase, reduction, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, any Loan Document, or any other document or agreement between Borrower and Lender or any other parties pertaining to the Guaranteed Obligations (including, without limitation, any sale, assignment, or negotiation of the Note); (ii) adjustment, indulgence, forbearance or compromise that might be extended, granted or given by Lender to Borrower or Guarantor; (iii) full or partial release of the liability of Borrower, Guarantor, any other guarantor of the Debt or the Guaranteed Obligations, or any other Person, with respect to the Guaranteed Obligations; (iv) taking or accepting of any other security, collateral or guaranty of payment for all or any part of the Guaranteed Obligations; or (v) release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.
(b)Condition of Borrower or Guarantor. The existence of a Bankruptcy Action concerning Borrower, Guarantor or any other party liable for the payment of all or part of the Guaranteed Obligations, or any dissolution of Borrower or Guarantor or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders, partners or members of Borrower or Guarantor, or any merger, consolidation, except as permitted pursuant to the Loan Agreement, or reorganization of Borrower or Guarantor into or with any other Person.
(c)Invalidity, Unenforceability, Offset, Etc. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations or any Loan Document, or of any other document or agreement executed in connection with the Guaranteed Obligations for any reason whatsoever, including, without limitation, the fact that (i) the Guaranteed Obligations or any part thereof exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, and whether such defense, claim, or right of offset arises in connection with the Guaranteed Obligations, the transactions creating same, or otherwise (including any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal and any defense of the statute of limitations in any action hereunder or in any action for the collection or performance of any obligations hereby guaranteed), other than payment in full of the Guaranteed Obligations and full satisfaction of all of the terms, provisions and conditions applicable to Guarantor under this Guaranty, (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations, or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, (vii) any Loan Document has been forged, or is not genuine or authentic, it being agreed that Guarantor shall remain liable hereunder regardless of whether Borrower or any other person be found not liable on the Guaranteed Obligations or any part thereof for any reason, or (viii) any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being acknowledged and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.
(d)Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including, without limitation, any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations, (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.
(e)Preference. Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws or for any reason Lender is required to refund or remit any such payment or amount to Borrower or any other Person.
(f)Other Actions Taken or Not Taken. Any other action taken or not taken with respect to the Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or inaction prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof.
ARTICLE III - REPRESENTATIONS AND WARRANTIES AND COVENANTS

Section 3.1 Representations and Warranties. To induce Lender to enter into the Loan Documents and to make the Loan, Guarantor represents and warrants to Lender that, as of the date hereof: (a) Guarantor will receive a direct or indirect benefit from the making of the Loan to Borrower; (b) Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and any and all collateral intended to be given as security for the payment of the Debt; (c) neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty; (d) after giving effect to this Guaranty, Guarantor is solvent, and has assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has property and assets sufficient to satisfy and repay its obligations and liabilities; (e) to Guarantor’s knowledge, the execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not and will not contravene or conflict with any law, statute or regulation to which Guarantor is subject, or constitute a default (or which with notice, or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, mortgage, charge, lien, or any contract or agreement to which Guarantor is a party or which may be applicable to Guarantor; (f) to Guarantor’s knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any Governmental Authority or other person, and no approval, authorization or consent of any other Person is required in connection with this Guaranty; (g) to Guarantor’s knowledge, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending and served or, to Guarantor’s knowledge, threatened, involving or concerning Guarantor which would have a material adverse effect on Guarantor’s ability to perform its obligations under this Guaranty and the other Loan Documents to which Guarantor is a party; (h) to Guarantor’s knowledge, there are no outstanding or unpaid judgments against Borrower, Guarantor or the Property; (i) to Guarantor’s knowledge, there are no defaults by Guarantor with respect to any order, writ, injunction, decree, or demand of any Governmental Authority or arbitrator; and (j) this Guaranty is a legal, valid and binding obligation of Guarantor, and is enforceable in accordance with its terms, except as may be limited by principles of equity, bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.
Section 3.2 Financial Reporting Requirements.
(a)Guarantor shall furnish, or cause to be furnished, to Lender, in form and detail reasonably satisfactory to Lender, within one hundred twenty (120) days following the end of each Fiscal Year, a certified, true, complete, correct and accurate copy of Guarantor’s annual audited financial statements, prepared by an independent certified public accountant reasonably acceptable to Lender, including, without limitation, a year-end income statement and balance sheet; provided, however, that notwithstanding the foregoing, for so long as Guarantor is publicly traded and listed on the New York Stock Exchange, NASDAQ Exchange or another nationally recognized publicly-traded stock exchange, Guarantor shall not be required to deliver the financial statements set forth in this Section 3.2(a).
(b)Guarantor shall furnish, or cause to be furnished, to Lender, in form and detail reasonably satisfactory to Lender, within one hundred twenty (120) days following the end of each Fiscal Year, a certificate of an authorized representative of Guarantor setting forth in reasonable detail Guarantor’s Liquid Assets, together with (i) a copy of the audited annual balance sheet of Guarantor as of the end of such Fiscal Year which reasonably verifies the amount of Guarantor’s Liquid Assets of Guarantor set forth on such certificate and (ii) Guarantor’s notation to Lender as to which section of such audited annual balance sheet of Guarantor actually verifies the amount of Guarantor’s Liquid Assets as of the end of such Fiscal Year.

(c)Guarantor shall furnish, or cause to be furnished, to Lender, within ten (10) Business Days after written request, such further information with respect to Guarantor as may be reasonably requested by Lender.
All financial statements and other documents to be delivered pursuant to this Guaranty shall (A) be in form and substance acceptable to Lender in Lender’s reasonable discretion, and in any event shall be in form and content consistent with the financial information of Guarantor provided to Lender by Guarantor prior to the date hereof, (B) be prepared in accordance with the Accounting Principles, and (C) be certified by a responsible officer or other authorized party of Guarantor on behalf of Guarantor as being true, correct, complete and accurate in all material respects and fairly reflecting the results of operations and financial condition of Guarantor for the relevant period, as applicable.
Section 3.3 Additional Provisions; Guarantor’s Unencumbered Liquid Asset and Net Worth Covenants. Without limiting anything set forth in Sections 3.1 and 3.2 above, Guarantor hereby represents, warrants, covenants and agrees as follows:
(a)Guarantor (i) is duly organized and validly existing in good standing under the laws of the State of its formation, (ii) is duly qualified to do business in each jurisdiction in which the nature of its business makes such qualification necessary, (iii) has the requisite power and authority to carry on its business as now being conducted, and (iv) has the requisite power to execute and deliver, and perform its obligations under, this Guaranty and any other Loan Document to which it is a party.
(b)The execution and delivery by Guarantor of this Guaranty and any other Loan Document to which it is a party, and Guarantor’s performance of its obligations thereunder (i) have been duly authorized by all requisite action on the part of Guarantor, (ii) will not violate any provision of any applicable Legal Requirements, and (iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of Guarantor pursuant to, any indenture or agreement or instrument. This Guaranty and the other Loan Documents to which Guarantor is a party have been duly executed and delivered by Guarantor.
(c)At all times until the Guaranteed Obligations have been fully satisfied, Guarantor shall maintain Liquid Assets having a market value of at least $2,000,000.00.
    As used in Sections 3.2 and 3.3, the term “Liquid Assets” means unrestricted or unencumbered assets in the form of (i) cash, (ii) cash equivalents (including without limitation, any amounts held in demand deposit accounts with a commercial bank having net assets of not less than $500 million), (iii) obligations of (or fully guaranteed as to principal and interest by) the United States or any agency or instrumentality thereof (provided the full faith and credit of the United States supports such obligation or guarantee), (iv) certificates of deposit issued by a commercial bank having net assets of not less than $500 million, (v) securities listed and traded on a recognized stock exchange or traded over the counter and listed in the National Association of Securities Dealers Automatic Quotations, and (vi) undrawn proceeds of any then-existing corporate lines of credit provided to Guarantor by any unaffiliated institutional lender (excluding any such lines of credit if Guarantor is in default thereunder), provided that Guarantor has the unrestricted ability to use the proceeds of such lines of credit at its discretion to pay any of its direct or guaranteed obligations (it being agreed that any such line of credit proceeds that are so restricted or otherwise not available to Guarantor to pay its direct and guaranteed obligations, at its discretion, shall not be included in Liquid Assets).
ARTICLE IV - SUBORDINATION OF CERTAIN INDEBTEDNESS

Section 4.1 Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean any and all debts and liabilities of Borrower owed to Guarantor, whether now existing or hereafter incurred, including, without limitation, all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or any portion of the Guaranteed Obligations. Without limiting the provisions of Section 1.9, Guarantor hereby subordinates its rights to receive any payment from Borrower on account of any Guarantor Claims to the full and indefeasible payment of the Debt payable to Lender. Following the occurrence and during the continuance of an Event of Default, Guarantor shall not demand, receive or collect, directly or indirectly, from Borrower or any other party, and shall not claim any offset or other reduction of Guarantor’s obligations hereunder because of, any amount pursuant to or in satisfaction of the Guarantor Claims until the Debt is indefeasibly paid in full.
Section 4.2 Claims in Bankruptcy. In the event of an Bankruptcy Action involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable pursuant to or in satisfaction of Guarantor Claims. Guarantor hereby assigns any and all such dividends and payments to Lender.
Section 4.3 Payments Held in Trust. If, notwithstanding anything to the contrary contained in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited hereunder, Guarantor covenants and agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and Guarantor acknowledges and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received, except to pay them promptly to Lender, and Guarantor hereby covenants and agrees promptly to pay the same to Lender.
Section 4.4 Liens Subordinate; Standstill. Guarantor acknowledges and agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Guarantor shall not (i) exercise or enforce any creditor’s right it may have against Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.
ARTICLE V - MISCELLANEOUS

Section 5.1 Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand, except to the extent such notice or demand is expressly required by the terms hereof.
Section 5.2 Notices. All notices, consents, approvals, demands and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid, or (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, addressed to the parties as follows:
If to Lender:    Regions Bank
3773 Richmond Avenue, Suite 1100
Houston, Texas 77046
Attn: Commercial Real Estate, Nick Welch

with copies to:     Regions Bank
100 Congress Avenue, Suite 1700
Austin, Texas 78701
Attn: Commercial Real Estate, Kyle Shaw

Locke Lord LLP
600 Congress Ave., Suite 2200
Austin, Texas 78701
Attention: L. Jeffrey Hubenak

If to Guarantor: Stratus Properties, Inc.
212 Lavaca St., Suite 300
Austin, Texas 78701
Attention: Erin D. Pickens
with a copy to: Armbrust & Brown, PLLC
100 Congress Avenue, Suite 1300
Austin, Texas 78701
Attention: Kenneth Jones

A party receiving a notice which does not comply with the technical requirements for notice under this Section 5.2 may elect to waive any deficiencies and treat the notice as having been properly given. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery; (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (c) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day; or (d) in the case of telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this Section 5.2.
Section 5.3 Governing Law; Submission to Jurisdiction.
(a)This Guaranty shall be interpreted and enforced according to the laws of the State of Texas (without giving effect to rules regarding conflict of laws).
(b)Guarantor hereby consents and submits to the exclusive jurisdiction and venue of any state or federal court sitting in the county and state where the Property is located with respect to any legal action or proceeding arising with respect to this Guaranty and waives all objections which it may have to such jurisdiction and venue.
Section 5.4 Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Guaranty shall be prohibited by or invalid under applicable Legal Requirements, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

Section 5.5 Modification; Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Guarantor, shall entitle Guarantor to any other or future notice or demand in the same, similar or other circumstances.
Section 5.6 Number and Gender. All references to sections and exhibits are to sections and exhibits in or to this Guaranty unless otherwise specified. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision, article, section or other subdivision of this Guaranty. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.
Section 5.7 Headings, Etc. The headings and captions of various paragraphs of this Guaranty are for the convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.
Section 5.8 Counterparts. This Guaranty may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Guaranty. The failure of any party hereto to execute this Guaranty, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
Section 5.9 Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than pursuant to this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.
Section 5.10 Entire Agreement. This Guaranty and the other Loan Documents embody the final, entire agreement of Guarantor and Lender with respect to the Guarantor’s guaranty of the Guaranteed Obligations and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof. This Guaranty is intended by Guarantor and Lender as a final and complete expression of the terms of the Guaranty, and no course of dealing between Guarantor and Lender, no course of performance, no trade practices, and no evidence of prior, contemporaneous or subsequent oral agreements or discussions or other extrinsic evidence of any nature shall be used to contradict, vary, supplement or modify any term of this Guaranty. There are no oral agreements between Guarantor and Lender.

Section 5.11 Waiver of Right to Trial by Jury. GUARANTOR, AND LENDER BY ITS ACCEPTANCE OF THIS GUARANTY, HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. GUARANTOR AND LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY LENDER OR GUARANTOR, AS APPLICABLE.
Section 5.12 Cooperation. Subject to any applicable terms, provisions and conditions of the Loan Agreement, Guarantor acknowledges that Lender may engage in one or more Secondary Market Transactions in accordance with the Loan Agreement. Guarantor shall, to the extent reasonably requested and at no material cost to Guarantor, cooperate with Lender in effecting all such Secondary Market Transactions. Guarantor shall provide such information and documents Guarantor has in its possession relating to Guarantor, Borrower, the Property and any tenants of the Improvements as Lender may reasonably request in connection with such Secondary Market Transaction. It is understood and acknowledged that the information provided by Guarantor to Lender may ultimately be incorporated into the offering documents for such Secondary Market Transaction, and thus, various investors may also have access to such information. Lender and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Guarantor in such form as provided. Lender may publicize the Loan in connection with any Secondary Market Transaction or its business development.
Section 5.13 Local Law Provisions. In the event of any inconsistencies between the terms and conditions of this Section 5.13 and the other terms and conditions of this Guaranty, the terms and conditions of this Section 5.13 shall control and be binding.
(a)Waivers and Certain Limitations of Suretyship Rights. By signing this Guaranty, Guarantor WAIVES each and every right or defense to which it may be entitled by virtue of any suretyship law, including any rights it may have pursuant to Rule 31 of the Texas Rules of Civil Procedure, §17.001 of the Texas Civil Practice and Remedies Code, Chapter 43 of the Texas Civil Practice and Remedies Code, and Sections 51.003, 51.004 and 51.005 of the Texas Property Code, as each of the same may be amended from time to time.
(b)Other Specific Waivers. Except for any notice expressly required pursuant to the terms of the Loan Agreement or any other Loan Document, Guarantor waives (i) promptness, diligence and notice of acceptance of this Guaranty and notice of the incurring of any obligation, indebtedness or liability to which this Guaranty applies or may apply and waives presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, diligence in enforcement and indulgences of every kind, (ii) marshalling of assets, and (iii) the taking of any other action by

Lender, including, without limitation, giving any notice of default or any other notice to, or making any demand on, Borrower, any other guarantor of all or any part of the Guaranteed Obligations or any other party.
(c)Entire Agreement Supplement. IN ACCORDANCE WITH SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, THE PARTIES ACKNOWLEDGE THAT THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature on the following page]

IN WITNESS WHEREOF, the undersigned has executed this Guaranty all as of the day and year first above written.
GUARANTOR:

        STRATUS PROPERTIES INC.,
        a Delaware corporation

        By: /s/ Erin D. Pickens
        Erin D. Pickens, Senior Vice President

LIST OF EXHIBITS
TO
Guaranty of Recourse Obligations

The following list of exhibits is provided pursuant to Item 601(a)(5) of Regulation S-K. These exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K because the information contained therein is not material and is not otherwise publicly disclosed. The registrant undertakes to furnish supplementally a copy of the exhibits to the Securities and Exchange Commission upon request.

Exhibits A and A-1 – Legal Description